Exhibit 2.2

ACKNOWLEDGMENT OF SCRIVENER’S ERRORS

THIS ACKNOWLEDGMENT (this “Acknowledgment”), dated as of September 5, 2025, is acknowledged and agreed to by ReserveOne, Inc., a Delaware corporation (“ReserveOne”), ReserveOne Holdings, Inc., a Delaware corporation (“Pubco”), R1 SPAC Merger Sub, a Delaware corporation (“SPAC Merger Sub”), R1 Company Merger Sub, a Delaware corporation (“Company Merger Sub”) and M3-Brigade Acquisition V Corp., a Cayman Islands exempted company incorporated with limited liability (“M3” and together with ReserveOne, Pubco, SPAC Merger Sub and Company Merger Sub, the “Acknowledging Parties”).

Recitals:

A.	The Acknowledging Parties are party to that certain Business Combination Agreement, dated as of July 7, 2025 (the “BCA”).

B.	The Acknowledging Parties have identified certain scrivener’s errors in the BCA with respect to (i) the definition of “Sponsor Warrant Earnout Shares” (the “Definition Scrivner’s Error”) and (ii) the description of the Domestication contained in Section 2.1(b) of the BCA (the “Domestication Scrivner’s Error” and together with the Definition Scrivner’s Error each, a “Scrivner’s Error” and collectively, the “Scrivner’s Errors”).

C.	Other than as expressly modified herein, capitalized terms used but otherwise not defined herein shall have the meanings given to such terms in the BCA.

NOW, THEREFORE,

1.	The Acknowledging Parties acknowledge and agree that, notwithstanding the Definition Scrivener’s Error, they intended the definition of “Sponsor Warrant Earnout Shares” in the BCA to read as follows:

“Sponsor Warrant Earnout Shares” means a number of Pubco Class B Shares issued to Sponsor equal to the product of (i) the total gross proceeds of the Equity PIPE actually received by the Company at the Closing, and (i) 0.005.

2.	The Acknowledging Parties acknowledge and agree that, notwithstanding the Domestication Scrivener’s Error, they intended for Section 2.1(b) of the BCA to read as follows:

Domestication. On the Closing Date, M3 shall cause the Domestication to occur in accordance with Section 388 of the DGCL and Part XII of the Cayman Islands Act. In connection with the Domestication, (i) each M3 Class A Ordinary Share that is issued and outstanding immediately prior to the Domestication shall become one (1) M3 Class A-1 Common Share, (ii) each M3 Class B Ordinary Share that is issued and outstanding immediately prior to the Domestication shall become one (1) M3 Class B Common Share, (iii) each M3 Warrant that is outstanding immediately prior to the Domestication shall, from and after the Domestication, represent the right to purchase one (1) M3 Class A Common Share at an exercise price of $11.50 per share on the terms and subject to the conditions set forth in the Warrant Agreement and (iv) the Governing Documents of M3 shall be amended and restated to be the Governing Documents of a Delaware corporation in a form consistent with the Exhibit F attached hereto and reasonably acceptable to M3, Pubco and the Company.

3.	In order to correct the Scrivner’s Errors, each of the Acknowledging Parties hereby (a) agrees to treat the BCA, including all of its respective rights and obligations thereunder as if it contains (i) the definition of “Sponsor Warrant Earnout Shares” as set forth in clause 1 of this Acknowledgement and (ii) Section 2.1(b) as set forth clause 2 of this Acknowledgement, and (b) agrees to treat the BCA as amended accordingly.

4.	Each of the Acknowledging Parties further acknowledges and agrees that except as expressly set forth herein, the BCA remains in full force and effect.

5.	The terms of Article 8 of the BCA (excluding sections 8.1, 8.2, 8.8 and 8.12) shall apply hereto, mutatis mutandis, as if set forth herein in full.

[Signature Pages Follow]

Acknowledged and Agreed to:

RESERVEONE, INC.

By:	/s/ Jaime Leverton
	Name:	Jaime Leverton
	Title:	Chief Executive Officer

Reserveone, holdings, inc.

By:	/s/ Jaime Leverton
	Name:	Jaime Leverton
	Title:	Chief Executive Officer

r1 spac merger sub, inc.

By:	/s/ Jaime Leverton
	Name:	Jaime Leverton
	Title:	Chief Executive Officer

r1 company merger sub, inc.

By:	/s/ Jaime Leverton
	Name:	Jaime Leverton
	Title:	Chief Executive Officer

m3-brigade acquisition v corp.

By:	/s/ Robert Rivas Collins
	Name:	Robert Rivas Collins
	Title:	Chief Executive Officer

Acknowledgment of Scrivener’s Error

Signature Page